EXHIBIT  10.1

                          TECHNOLOGY LICENSE AGREEMENT


     THIS TECHNOLOGY LICENSE AGREEMENT, including the Exhibits ("Agreement"), effective as of 23 April 2001 ("Effective Date"), is hereby made by and between Imaginon, Inc., a Delaware corporation, having principal offices at 1313 Laurel Street, San Carlos, California 94070 ("Licensor") and Wireless Web Data, Inc., a Delaware corporation, having principal offices at 1313 Laurel Street, Suite 4, San Carlos, California 94070 ("Licensee").

                                    RECITALS

     A. Licensor is in the business of developing Licensed Technology, which is embodied in hardware and/or software for narrowband networks, broadband networks, and interactive computer-based applications.

     B. Licensor has developed an Internet search engine ("WebZinger"), a proof of concept of a search agent ("Vizario"), and the engineering specifications for Vizario for use in its interactive video application, "ImaginVideo, also known as "ImOn.comTV", more specifically described in Exhibit
                                                                         -------
A  attached  hereto  and  incorporated  herein  by  reference.
-

     C. Licensee desires to obtain an exclusive license the wireless device and wireless Internet applications of WebZinger and Vizario as set forth below and Licensor desires to grant such license on the terms and conditions set forth below

                                    AGREEMENT

     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.   DEFINITIONS
     -----------

     1.1     "Documentation"  shall mean written materials or graphic files that
              -------------
are displayed or printed and that relate to and support the Licensed Technology.

     1.2     "Licensed Product" shall mean any product developed and licensed or
              ----------------
sold which incorporates the Licensed Technology or any part thereof. Licensed Technology


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     1.3     "Licensed  Technology"  shall mean Licensor's proprietary WebZinger
             ----------------------
and Vizario software, technology, Documentation and intellectual property including but not limited to patents, copyrights, trade secrets and other intellectual property rights related to WebZinger and Vizario. The Licensed Technology does not include any upgrades, new versions or releases, enhancements or updates to the Licensed Technology developed by Licensor, unless agreed to by the Licensor at its sole discretion.

2.   OWNERSHIP;  GRANT  OF  RIGHTS
     -----------------------------

     2.1     Ownership.  Licensor  shall  own  all right, title, and interest in
             ---------
the Licensed Technology, Licensee shall own all right, title and interest in any modifications, improvements or enhancements to the Licensed Technology made or conceived by Licensee.

2.2     License Grant. Licensor hereby grants Licensee an exclusive, world-wide,
        -------------
perpetual right and license, subject to the limitations contained herein, to use, reproduce, distribute directly and indirectly, modify and make derivative works of the Licensed Technology for wireless device and wireless Internet applications other than the Internet television applications pursued by Licensor.

     2.3     Documentation.  Licensor  agrees  to provide Licensee copies of the
             -------------
Documentation  in  a  mutually  agreed  upon  electronic  format.

     2.4     Delivery  of  Masters.  Pursuant  to  the  license set forth above,
             ---------------------
Licensor shall provide Licensee two sets of masters for WebZinger, the Vizario Engineering Specification and the Vizario Proof of Concept. The masters shall be in machine readable, binary form and will include WebZinger, the Vizario Proof of Concept and the Documentation. The masters shall be shipped to Licensee within five (5) business days after the execution of this Agreement or as otherwise agreed by the parties.

3.   RESTRICTIONS  ON  LICENSEE
     --------------------------

     3.1     End  User  Restriction.  Licensee  shall,  and  shall  require  its
             ----------------------
distributors and resellers to, include an end user license with each copy of the Licensed Product distributed to an end user. Licensee agrees to promptly notify Licensor of any breach of the end user license with respect to the Licensed Product, and further agrees that it will vigilantly pursue any third parties in breach of such license.

     3.2     No  Reverse  Engineering.  Licensee  shall  not  reverse  assemble,
             ------------------------
de-compile, or reverse engineer the Licensed Technology or any part thereof except as specifically authorized in writing by Licensor.

     3.3     Licensing  to  U.S. Government.  Licensee shall not market, sell or
             ------------------------------
otherwise convey the Licensed Technology to the United States Government or any foreign government without Licensor's prior written consent. If Licensor provides such consent, Licensee shall identify or mark any copies of the Licensed Technology and Documentation provided pursuant to any agreement with the United States Government or any contractor therefor, as follows: (i) For acquisition by or on behalf of civilian agencies, as necessary to obtain protection substantially equivalent to that afforded to restricted computer Licensed Technology and related documentation developed at private expenses no part of which was developed with government funds and provided with Restricted Rights in accordance with subparagraphs (a) through (d) of the "Commercial Computer Licensed Technology - Restricted Rights" clause at 48 C.F.R. 52.227-19 of the Federal Acquisition Regulations and its successors; or (ii) for acquisition by or on behalf of units of the Department of Defense ("DOD") as necessary to obtain protection substantially equivalent to that afforded to commercial computer Licensed Technology and related documentation developed at private expenses and provided with Restricted Rights as defined in DOD FAR
Supplement  48  C.F.R.  52.227-7013(c)(1)(ii)  and  its  successors.


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     3.4     Copyright  Notices.  Licensee  shall  ensure that all copies of the
             ------------------
Licensed Technology in Licensee's possession or control incorporate copyright and other proprietary notices in the same manner that Licensor incorporates such notices in the Licensed Technology or in any manner is reasonably requested by Licensor. Licensee shall promptly notify Licensor in writing upon its discovery of any unauthorized use of the Licensed Technology or infringement thereof. Licensee shall not license the Licensed Technology to any third party if Licensor has notified Licensee that such third party may be involved in potential unauthorized use of the Licensed Technology or any part thereof or other infringement of Licensor's proprietary rights hereunder.

4.   FEES  AND  PAYMENT
     ------------------

     4.1     Payment  Terms.
             ---------------

          (a) Subject to the terms and conditions of this Agreement, Licensee shall pay Licensor the license fees in the amount of Two Million Dollars ($2,000,000). The first payment of Five Hundred Thousand Dollars ($500,000) shall be due and payable upon the delivery by licensor of the Licensed Technology. Thereafter, Licensee shall make quarterly payments of Five Hundred Thousand Dollars ($500,000) until paid.

          (b) Licensee shall be obligated to pay all license fees and royalties, if any, with respect to any third party proprietary rights and technologies which are required for the exercise of Licensee's rights under this Agreement.

     4.2     Taxes.  The amounts paid pursuant to this Agreement are not subject
             -----
to sales and use tax. Licensee shall provide Licensor with satisfactory documentation (including but not limited to resale exemption or other certificates) supporting such status. Licensee shall be solely responsible for payment of any and all international, federal, state and local sales, use value-added and excise taxes, any other taxes or duties or any nature whatsoever assessed upon or with respect to the Licensed Technology and Licensed Products provided and licensed under this Agreement, or otherwise arising from this Agreement and the transactions contemplated hereby, except that items of tax based in whole or in part on Licensor's net income.

5.   SUPPORT
     -------


     5.1     Support  Services.  Unless  otherwise  agreed  in writing, Licensee
             -----------------
will provide all customer support for the Licensed Products. Licensor shall provide such development, engineering or other assistance as may be requested by Licensee. Upon the request of Licensee for such assistance, the parties shall execute the appropriate consulting or service agreement.

     5.2     Cooperation  of Licensee.  Licensee shall keep Licensor informed as
             ------------------------
to any problems encountered with the Licensed Technology and any resolutions arrived at for those problems, and to communicate promptly to Licensor any and all modifications, design changes or improvements of the Licensed Technology suggested by any customer, employee, or agent.

6.   TRADEMARKS,  TRADE  NAMES
     -------------------------

     6.1     Trademarks. Licensor hereby grants to Licensee for the term of this
             ----------
Agreement, the right and license to use the trademarks "WebZinger" and "Vizario" on or in association with the Licensed Products. It is understood and agreed that this license shall pertain only to the trademarks "WebZinger" and "Vizario" as used in connection with the Licensed Products and does not extend to any other mark, product, or service.

     6.2     Quality  Control.  Any  Licensed  Product affixing the WebZinger or
             ----------------
Vizario trademarks shall be of at least standard quality and shall meet or exceed any and all governmental and industry standards, regulations, guidelines regarding such product. Licensor shall have the right to inspect Licensee's facility and/or any Licensee Product at any time upon forty-eight (48) hours notice for compliance with this section 6.2. Licensee will present and promote the Licensee Product(s) showing the trademarks "WebZinger" or "Vizario" fairly


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
and in compliance with all federal, state and local laws, regulations and ordinances. Licensee may use the marks "WebZinger" or "Vizario" in Licensee's advertising and promotional media; provided (i) that Licensee conspicuously indicates in each such medium that such trademarks are owned by Licensor and
(ii) that, as requested by Licensor from time to time, Licensee submits all such media to Licensor for prior approval and follows reasonable trademark usage guidelines communicated by Licensor.

7.   REPRESENTATIONS  AND  WARRANTIES
     --------------------------------

     THE LICENSED TECHNOLOGY FURNISHED UNDER THIS AGREEMENT IS PROVIDED ON AN "AS IS" BASIS, WITHOUT ANY WARRANTIES OR REPRESENTATIONS EXPRESS, IMPLIED OR STATUTORY; INCLUDING, WITHOUT LIMITATION, WARRANTIES OF QUALITY, PERFORMANCE, NONINFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NOR ARE THERE ANY WARRANTIES CREATED BY A COURSE OF DEALING, COURSE OF PERFORMANCE OR TRADE USAGE. LICENSOR DOES NOT WARRANT THAT THE LICENSED TECHNOLOGY WILL MEET LICENSEE'S NEEDS OR BE FREE FROM ERRORS, OR THAT THE OPERATION OF THE LICENSED TECHNOLOGY WILL BE UNINTERRUPTED. THE FOREGOING EXCLUSIONS AND DISCLAIMERS ARE AN ESSENTIAL PART OF THIS AGREEMENT AND FORMED THE BASIS FOR DETERMINING THE
FEES  CHARGED  FOR  THE  LICENSED  TECHNOLOGY.

     7.2     Representations  and  Warranties  of  Licensee.  Licensee  hereby
             ----------------------------------------------
warrants and represents to Licensor that Licensee has the full power to enter into this Agreement and to carry out its obligations under this Agreement.

8.   INDEMNIFICATION
     ---------------

     8.1     Indemnification  by  Licensor
             -----------------------------

          (a) Licensor shall defend, indemnify and hold harmless Licensee and its officers, directors, employees, shareholders, customers, agents, successors and assigns from and against any and all loss, damage, settlement or expense (including legal expenses), as incurred, resulting from, or arising out, of (i) any third party claim which alleges that the Licensed Technology or the use or distribution thereof in connection with the Licensed Product infringes upon, misappropriates or violates any United States patents, copyrights, or registered trademarks of persons, firms or entities who are not parties to this Agreement; or (ii) any breach of this Agreement by Licensor. As a condition to such defense and indemnification, Licensee will provide Licensor with prompt written notice of the claim and permit Licensor to control the defense, settlement, adjustment or compromise of any such claim. Licensee may employ counsel at its own expense to assist it with respect to any such claim; provided, however, that if such counsel is necessary because of a conflict of interest of either Licensor or its counsel or because Licensor does not assume control, Licensor will bear the expense of such counsel. Licensee shall have no authority to settle any claim on behalf of Licensor.

          (b)     Licensor  shall  have  no obligation under subsections (a) and
(b) above to the extent any claim of infringement or misappropriation results from (i) use of the Licensed Technology in combination with the Licensee Product or any other product, end item, or subassembly, or (ii) use or incorporation in the Licensed Technology of any design, technique or specification furnished by Licensee, if the infringement would not have occurred but for such combination, incorporation or use. Licensor shall not be liable hereunder for enhanced or punitive damages which could have been avoided or reduced by actions within the control of Licensee.

          (c) THE FOREGOING PROVISIONS OF THIS SECTION 8.1 STATE THE ENTIRE LIABILITY AND OBLIGATIONS OF LICENSOR AND THE EXCLUSIVE REMEDY OF LICENSEE, WITH RESPECT TO ANY VIOLATION OR INFRINGEMENT OF ANY ALLEGED PATENT, COPYRIGHT, TRADEMARK OR OTHER INTELLECTUAL PROPERTY RIGHT IN THE LICENSED TECHNOLOGY OR ANY PART THEREOF.


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
     8.2     Indemnification  by  Licensee.
             -----------------------------

          (a) Licensee shall defend, indemnify and hold harmless Licensor and its officers, directors, employees, shareholders, customers, agents, successors and assigns from and against any and all loss, damage, settlement or expense (including legal expenses), as incurred, resulting from, or arising out of (i) any breach of this Agreement; (ii) any third party claim which alleges that the Licensee Product incorporating the Licensed Technology infringes upon, misappropriates or violates any United States patents, copyrights, or registered trademarks of persons, firms or entities who are not parties to this Agreement where such unlawful activity is completely independent of the Licensed Technology; and (iii) any claim of product liability in any way relating to the Licensed Product (iv) any claim relating to negligence, misrepresentation, error or omission by Licensee, its representatives, distributors, or other resellers, or failure to pay required taxes due under this Agreement; (v) Licensee shall be responsible for any warranties it makes to end users beyond the scope of this Agreement; and (vi) for any levy made pursuant to any transaction under this Agreement in the nature of customs duties, value added tax (VAT), national sales tax, or any similar tariffs and fees.

          (b) As a condition to such defense and indemnification, Licensor will provide Licensee with prompt written notice of the claim and permit Licensee to control the defense, settlement, adjustment or compromise of any such claim. Licensor may employ counsel at its own expense to assist it with respect to any such claim; provided, however, that if such counsel is necessary because of a conflict of interest of either Licensee or its counsel or because Licensee does not assume control, Licensee will bear the expense of such counsel. Licensor shall have no authority to settle any claim on behalf of Licensee.

9.   CONFIDENTIALITY
     ---------------

     9.1     Agreement  as  Confidential  Information.  Except  as  otherwise
             ----------------------------------------
required by law, the parties shall treat the terms and conditions of this Agreement as Confidential Information. Each party shall obtain the other's consent prior to any publication, presentation, public announcement or press release concerning the existence or terms and conditions of this Agreement.

     9.2     Confidential  information.  "Confidential  Information"  means  all
             --------------------------
information identified in written or oral format by the Disclosing Party as confidential, trade secret or proprietary information, and, if disclosed orally, summarized in written format within thirty (30) days of disclosure. "Disclosing Party" is the party disclosing Confidential Information. "Receiving Party" is the party receiving Confidential Information. The Receiving Party shall not disclose the Confidential Information to any third party other than persons in the direct employ of the Receiving Party who have a need to have access to and knowledge of the Confidential Information solely for the purpose authorized above. Each party shall take appropriate measures by instruction and agreement prior to disclosure to such employees to assure against unauthorized use or disclosure. The Receiving Party shall have no obligation with respect to information which (i) was rightfully in possession of or known to the Receiving Party without any obligation of confidentiality prior to receiving it from the Disclosing Party; (ii) is, or subsequently becomes, legally and publicly available without breach of this Agreement; (iii) is rightfully obtained by the Receiving Party from a source other than the Disclosing Party without any obligation of confidentiality; (iv) is disclosed by the Receiving Party under a valid order created by a court or government agency, provided that the Receiving Party provides prior written notice to the Disclosing Party of such obligation and the opportunity to oppose such disclosure. Upon written demand of the Disclosing Party, the Receiving Party shall cease using the Confidential Information and return the Confidential Information and all copies, notes or extracts thereof to the Disclosing Party within seven (7) days of receipt of notice. Confidential Information shall be held as confidential during the term hereof and for a period of two years after termination of this Agreement.


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
10.  LIMITATION  OF  LIABILITY
     -------------------------

     EXCEPT AS PROVIDED UNDER SECTION 8 AND BREACH OF THE PARTIES' RESPECTIVE CONFIDENTIALITY OBLIGATION UNDER SECTION 9, UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE TO THE OTHER UNDER ANY CONTRACT, STRICT LIABILITY, NEGLIGENCE OR OTHER LEGAL OR EQUITABLE THEORY, FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS IN CONNECTION WITH THE SUBJECT MATTER OF THIS AGREEMENT.

11.  TERMINATION
     -----------

     11.1     Termination for Cause.  This Agreement may be terminated by either
              ---------------------
party for cause immediately upon the occurrence of and in accordance with the following:

          (a)     Insolvency  Event.  Either  may  terminate  this  Agreement by
                  -----------------
delivering written notice to the other party upon the occurrence of any of the following events: (i) a receiver is appointed for either party or its property;
(ii) either makes a general assignment for the benefit of its creditors; (iii) either party commences, or has commenced against it, proceedings under any bankruptcy, insolvency or debtor's relief law, which proceedings are not dismissed within sixty (60) days; or (iv) either party is liquidated or dissolved.

          (b)     Default.  Either  party may terminate this Agreement effective
                  -------
upon written notice to the other if the other party violates any covenant, agreement, representation or warranty contained herein in any material respect or defaults or fails to perform any of its obligations or agreements hereunder in any material respect, which violation, default or failure is not cured within sixty (60) days after notice thereof from the non-defaulting party stating its intention to terminate this Agreement by reason thereof.

     11.2     Survival;  Support  After  Termination.  Sections  8, 9 and 10 and
              --------------------------------------
shall survive termination or expiration of this Agreement. Furthermore, in the event of any termination or expiration of this Agreement (i) all end-user licenses shall remain in effect; (ii) Licensor shall continue to provide maintenance support to Licensee as set forth in Exhibit C; and (iii) no licenses
                                                ---------
shall be implied from this Agreement or the conduct of the parties with respect thereto.

     11.3     Return  of  Materials.  Within  thirty  (30)  days  after  the
              ---------------------
termination or expiration of this Agreement, Licensee will return, or with Licensor's consent, destroy all sets of Licensed Technology masters, all other copies of the Licensed Technology, all Documentation, Proprietary Information and other materials delivered or furnished by Licensor to Licensee. Licensee will not make or retain any copies of any confidential items or information delivered to it. Effective upon the termination or expiration of this Agreement, Licensee will immediately cease all use or trademarks and trade names of Licensor as provided in Section 6.

12.  MISCELLANEOUS
     -------------

     12.1     Force  Majeure.  Neither  party  shall  be liable to the other for
              --------------
delays or failures in performance resulting from causes beyond the reasonable control of that party, including, but not limited to, acts of God, labor disputes or disturbances, material shortages or rationing, riots, acts of war, governmental regulations, communication or utility failures, or casualties.

     12..2   Compliance  with Laws. Each party warrants that, to its knowledge,
             ---------------------
its compliance with the terms and conditions of this Agreement will not violate any Federal, state or local laws, regulations or ordinances now or hereafter enacted or any third party agreements, including but not limited to the Foreign Corrupt Practices Act, 15 USC Sec.78 or successor statute. Upon request of a party, the other party shall issue certificates certifying compliance with any of the aforementioned laws, regulations or ordinances as may be applicable to the Licensed Technology and/or services being furnished hereunder.


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
     12..3   Import  and  Export.  Licensor shall provide all information under
             -------------------
its control which is necessary or useful for Licensee to obtain any export or import licenses required for Licensee to ship or receive the Licensed Technology, including, but not limited to, certificates of origin, (NAFTA, etc.), manufacturer's affidavits, Buy America qualification, and U.S. Federal Communications Commissions identifier, if applicable. This information is to be provided within ten (10) business days of Licensee's request.

     12.4     Relationship  of Parties.  The parties are independent contractors
              ------------------------
under this Agreement and no other relationship is intended, including a partnership, franchise, joint venture, agency, employer/employee, fiduciary, master/servant relationship, or other special relationship. Neither party shall act in a manner which expresses or implies a relationship other than that of independent contractor, nor bind the other party.

     12..5   No  Third  Party  Beneficiaries.  Unless  otherwise  expressly
             -------------------------------
provided, no provisions of this Agreement are intended or shall be construed to confer upon or give to any person or entity other than Licensor and Licensee any rights, remedies or other benefits under or by reason of this Agreement.

     12.6     Equitable  Relief.  Each  party  acknowledges that a breach by the
              ------------------
other party of any confidentiality or proprietary rights provision of this Agreement may cause the non-breaching party irreparable damage, for which the award of damages would not be adequate compensation. Consequently, the non-breaching party may institute an action to enjoin the breaching party from any and all acts in violation of those provisions, which remedy shall be cumulative and not exclusive, and the parties hereby each consent to the entry of an injunction by any court of competent jurisdiction enjoining any breach or threatened breach of those provisions, in addition to any other relief to which the non-breaching party may be entitled at law or in equity.

     12.7     Attorneys'  Fees.  In  addition  to  any other relief awarded, the
              ----------------
prevailing party in any action arising out of this Agreement shall be entitled to its attorneys' fees and costs.

     12.8     Notices.  Any  notice  required or permitted to be given by either
              -------
party under this Agreement shall be in writing and shall be personally delivered or sent by a reputable overnight mail service (e.g., Federal Express), or by first class mail (certified or registered), or by facsimile confirmed by first class mail (registered or certified), to the Project Manager of the other party. Notices will be deemed effective (i) three (3) working days after deposit, postage prepaid, if mailed, (ii) the next day if sent by overnight mail, or
(iii)  the  same  day  if  sent  by  facsimile and confirmed as set forth above.

     12..9   Assignment.  Licensee  may  not  assign its rights or delegate its
             ----------
obligations hereunder, either in whole or in part, whether by operation of law or otherwise, without the prior written consent of Licensor. Any attempted assignment or delegation without Licensor's written consent will be void. The rights and liabilities of the parties under this Agreement will bind and inure to the benefit of the parties' respective successors and permitted assigns. For purposes of this Section, a fifty percent (50%) change in control shall constitute an assignment.

     12.10     Waiver  and Modification.  Failure by either party to enforce any
               ------------------------
provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision. Any waiver, amendment or other modification of any provision of this Agreement will be effective only if in writing and signed by the parties.

     12.11     Severability.  If  for  any  reason  a  court  of  competent
               ------------
jurisdiction finds any provision of this Agreement to be unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement will continue in full force and effect.

     12.12     Controlling  Law,  Jurisdiction  and Arbitration.  This Agreement
               ------------------------------------------------
and any action related thereto shall be governed, controlled, interpreted and defined by and under the laws of the State of California and the United States, without regard to the conflicts of laws provisions thereof. In the event a dispute of any kind or nature arises under this Agreement, any documents executed in connection with this Agreement, or any matters related to this


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
Agreement, the parties shall, within ninety (90) days of the receipt by the other party of a demand for arbitration, select a mutually agreeable arbitrator and submit the dispute to such arbitrator for binding arbitration, through the nearest American Arbitration Association Regional Office, under the Commercial Arbitration Rules of the American Arbitration Association. If the parties are unable to agree upon an arbitrator, the arbitrator shall be appointed in accordance with the rules and procedures of the American Arbitration Association. The fees for the arbitration proceedings shall be forwarded by the party demanding arbitration. However, the arbitration fee shall be paid or reimbursed by the non-prevailing party, as determined by the arbitrator, who shall also award appropriate attorneys' fees and costs to the prevailing party. The parties hereto consent to the exclusive jurisdiction of the American Arbitration Association. Any arbitration shall take place in San Mateo County and any award may be enforced in the Superior Court of California San Mateo County, California or the Federal District Court Northern District of California. The parties waive any objections they may have to the jurisdiction and venue for the enforcement of any award in such courts.

     12.13     Headings.  Headings  used  in  this  Agreement  are  for  ease of
               --------
reference  only and shall not be used to interpret any aspect of this Agreement.

     12.14     Entire  Agreement.  This  Agreement, including all exhibits which
               -----------------
are incorporated herein by reference, constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes and replaces all prior and contemporaneous understandings or agreements, written or oral, regarding such subject matter.

     12.15     Counterparts.  This  Agreement  may  be  executed  in  two
               ------------
counterparts, each of which shall be an original and together which shall constitute one and the same instrument.

     12.16     Basis  of  Bargain.  EACH  PARTY  RECOGNIZES  AND AGREES THAT THE
               ------------------
WARRANTY DISCLAIMERS AND LIABILITY AND REMEDY LIMITATIONS IN THIS AGREEMENT ARE MATERIAL BARGAINED FOR BASES OF THIS AGREEMENT AND THAT THEY HAVE BEEN TAKEN INTO ACCOUNT AND REFLECTED IN DETERMINING THE CONSIDERATION TO BE GIVEN BY EACH PARTY UNDER THIS AGREEMENT AND IN THE DECISION BY EACH PARTY TO ENTER INTO THIS AGREEMENT.


13.  NOTIFICATION
     ------------

     13.1  Form  of  Notification.  Each  party  to this Agreement shall perform
           ----------------------
notification of the other by courier service or registered U.S. Mail. Any telephonic facsimile notification shall be followed by written notification via courier service or U.S. Mail.

     13.2  Addresses.  The  addresses for notification under this Agreement are:
           ----------

     David  M.  Schwartz                         James  A.  Newcomb
     Imaginon,  Inc.                             Wireless  Web  Data,  Inc.
     1313  Laurel  Street                        1313  Laurel  Street,  Suite 4
     San  Carlos,  CA  94070                     San  Carlos,  CA  94070
     Telephone:  650-596-9300                    Telephone:  650-596-9066
     Facsimile:  650-596-9350                    Facsimile:  650-596-7390


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement by persons duly authorized as of the date and year first above written.

LICENSOR:                             LICENSEE:

IMAGINON,  INC.                       WIRELESS  WEB  DATA,  INC.

By: /s/ David  M.  Schwartz           By: /s/ James  A.  Newcomb
   --------------------------            --------------------------
Name:  David  M.  Schwartz            Name:  James  A.  Newcomb

Title:  Chief  Executive  Officer     Title:  Chief  Executive  Officer



TABLE  OF  EXHIBITS

EXHIBIT  A  -  WebZinger  and  Vizario  Descriptions


                                    EXHIBIT A

                                    WEBZINGER
                                    ---------

      WebZinger  has  three  components:

-     database  analysis
-     network  synthesis
-     real-time  adaptive  playback

The source database for the analysis can be any data file or set of data files which may contain multiple classes of data, such as text, video or audio. In the case of WebZinger, the source database is the entire World Wide Web, where allowable data classes are images, movies, audio, text, HTML and Java applets. During database analysis, filters based on selection criteria are used to screen out irrelevant data and accept desirable data. The organization of the data with respect to its position in the database is preserved.

     Network synthesis is the process of creating a "playable" network consisting of data items and decision points. The synthetic network is hierarchical and tree-like in that it has a trunk, branches and leaves. Decision nodes, which are the points within a network where an item resides, or a connection is made to an item in the network, connect the branches to the trunk and the leaves to the branches. The distance from the trunk at which a data item is placed out on a branch is usually determined by its quality of match to the database analysis criteria. The network synthesis process can be entirely automatic or manually guided.

     Real-time playback is the part of the Licensed Technology that most users see. The desired data items selected during database analysis and organized within a synthetic network are played in real time, sequentially and seamlessly. When the synthetic network contains solely digitized film clips, the resulting playback forms an interactive movie. If the network is populated with still images, such as Web pages, playback forms an interactive slide show. A network filled with text pages is a hypertext electronic book, magazine or newspaper. Synthetic networks can be layered one on top of the other, with live cross-references.

                                     VIZARIO
                                     -------

Vizario is personal agent software presently under development for facilitating data acquisition, management and presentation in a wireless network environment, or in a hybrid network combining wireless and wired devices. The product is intended to be deployed on a network server. Clients accessing the Vizario server for the first time will be required to accept a small download of software to enable their wireless device or desktop PC. Vizario will offer a rich feature set, including:

1.01     Web  and  enterprise  LAN  search  capability
1.02     Easy  user  customization  of  the  interface  and  operations
1.03     Menu,  icon  or  keyword-driven  search  initiation
1.04     Desktop  search  initiation  for  later retrieval on a hand-held device
1.05     Storage  of  search  results
1.06     Editing  of  search  results
1.07     Automatic  or  scheduled  updating  of  stored  search  results
1.08 On-the-fly filtering of Web pages to maximize or minimize rich media content
1.09     On-the  fly  reformatting  of Web page text data for hand-held displays
1.10     Vertical  scrolling  text  column  display  of  retrieved  Web  pages
1.11     Audio  and  video  playback
1.12     Linear  or  structured  (branching)  playback  of  search  results
1.13     Telephone  number  extraction  from  Web  pages  for  auto-dialing
1.14     Majel  Barrett  (Star  Trek  computer's  voice)  for  annunciation
1.15     Voice  command  input  (uses  menu  text and icon names for navigation)
1.16     Bookmarks  list  for  rapid  access  to search reports from cell phones